SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2002

CENTEX CORPORATION
 (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	1-6776 (Commission File Number)	75-0778259 (IRS Employer Identification No.)

2728 North Harwood Street
Dallas, Texas 75201
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:
(214) 981-5000

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURE

Item 5. Other Events.

     On October 2, 1996, the Board of Directors of Centex Corporation, a Nevada corporation (the “Company”), adopted a new stockholder rights plan to replace its Rights Agreement dated as September 17, 1986 (as heretofore amended and supplemented, the “Original Rights Agreement”). The Original Rights Agreement expired on October 1, 1996. Pursuant to the new rights plan, the Company’s Board of Directors authorized and declared a dividend of one Right (a “Right”) for each outstanding share of Common Stock, par value $0.25 per share, of the Company (the “Common Shares”). The dividend was paid on October 15, 1996 to the holders of record of the Common Shares at the close of business on that date. The description and terms of the Rights are set forth in a Rights Agreement dated October 2, 1996, as amended by that certain Amendment No. 1 dated February 18, 1999 (the “Rights Agreement”) between the Company and Mellon Investor Services LLC (f/k/a ChaseMellon Shareholder Services, L.L.C.), as Rights Agent (the “Rights Agent”), copies of which were filed as Exhibits respectively to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 8, 1996, and the Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on February 22, 1999.

     The Company and the Rights Agent entered into Amendment No. 2 to the Rights Agreement, dated as of April 29, 2002 (“Amendment No. 2”) which amended the Rights Agreement to raise the Purchase Price (as defined in the Rights Agreement) from $67.50 to $210.00.

     Amendment No. 2 is filed as Exhibit 4.3 to the Company’s Registration Statement on Form 8-A/A filed on May 2, 2002. The foregoing description of Amendment No. 2 is qualified by reference to such Exhibit. Certain capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Rights Agreement.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Item	Description
4.1	Amendment No. 2 to Rights Agreement dated as of April 29, 2002, between Centex Corporation and Mellon Investor Services LLC (f/k/a ChaseMellon Shareholder Services, L.L.C.), as Rights Agent (filed as Exhibit 4.3 to the Company’s Registration Statement on Form 8-A/A (Amendment No. 2) filed on May 2, 2002 and incorporated by reference herein).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTEX CORPORATION

Date: May 1, 2002	By:	/s/ Raymond G. Smerge Raymond G. Smerge, Executive Vice President Chief Legal Officer and Secretary